Public Company Management Corporation Announces Intent to Dividend Shares of Common Stock in Its Client Companies to Shareholders

Owning shares of Public Company Management Corporation anticipated to entitle shareholders to periodically receive shares of other publicly traded companies

Public Company Management Corporation – a d/b/a of MyOffiz, Inc. (OTC BB: MYFZ) – today announced the company plans to dividend shares of common stock of other companies that it owns to its shareholders in the future.  The company plans to set a record date to determine shareholders of record in the future who will be entitled to receive shares owned by the company of other companies based on a pro rata distribution.

These periodic dividends are expected to represent a unique opportunity to Public Company Management Corporation shareholders as:

1.

The dividends will be non-dilutive and will not require the issuance of additional shares of company common stock; and

2.

Dividends are anticipated to be paid in the form of common shares of registered, trading securities meaning immediate tangible value and liquidity for the distributions.

Public Company Management Corporation holds positions in several OTC BB companies due to the nature of engagements with its publicly held clients.  These positions include, but are not limited to: Atlantic Synergy, Inc. (OTC BB: ASGY), Winfield Financial Group, Inc. (OTC BB: WFLD), Megola Corp. (OTC BB: MGOA), and UrbanAlien Corp. (OTC BB: UBAL).  PCMC is extraordinarily committed to the success of its clients, as evidenced by the fact that much of PCMC's compensation is taken in common stock of its client

The amount and frequency of the dividends will be determined by the board of directors.  Announcements with the terms of the dividend distribution and record date will be made at the time such dividends are applicable.

“Our decision to issue dividends in the future is based on acting in the best interest of the shareholders and our clients,” noted Stephen Brock, President and CEO of Public Company Management Corporation.  “We are willing to go the extra mile to show our commitment to the shareholders.  We want our investors to share in our success and we are committed to illustrating this by our actions, including issuing dividends.”

About Public Company Management Corporation – a d/b/a of MyOffiz, Inc. (OTC BB: MYFZ)
Public Company Management Corporation – a d/b/a of MyOffiz, Inc. (OTC BB: MYFZ) – provides a broad spectrum of services and solutions to small businesses wishing to access the U.S. Capital Markets and companies that currently trade on the OTCBB or Pink Sheets. These services are provided through subsidiaries with 5 lines of business. Although each of these lines of business is separate, collectively they provide an integrated, synergistic suite of services to small businesses.

1.

Pubco White Papers – www.PubcoWhitePapers.com
Downloadable articles and informational documents discussing various issues faced by public companies and those wishing to go public.

2.

Go Public Today.com – www.GoPublicToday.com
A Registered Investment Advisory firm that provides securities registration and a complete solution to help small companies establish the appropriate corporate structure to register securities for public offerings and to obtain a listing on the OTCBB or Pink Sheets.

3.

Foreign Company Listing  –  www.ForeignCompanyListing.com
A d/b/a of Go Public Today.com, Inc.,  also aids foreign companies go public in the U.S. via Form 20F or otherwise.

4.

Public Company Management Services – www.pcms-team.com
A comprehensive suite of compliance, management, and corporate governance solutions for OTC BB companies.  Through its extensive and experienced network of professionals – including attorneys and CPAs – this subsidiary prepares and keeps public companies in compliance and within the bounds of the ever-changing regulations.

5.

Nevada Fund, Inc.
Ancillary business consulting, advisory, and development services.

For More Information:

Stephen Brock, President/CEO

Public Company Management Corporation
A d/b/a of MyOffiz, Inc. (OTC BB: MYFZ)

5770 El Camino Blvd.

Las Vegas, NV 89118

702.222.9076

www.PublicCompanyManagement.com

info@PublicCompanyManagement.com

Forward-looking Statements
``Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.